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                                                                      EXHIBIT 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                                  Three Months Ended
                                                                                       March 31,
                                                                                  ------------------
                                                                                   2000        1999
                                                                                 --------    -------
Per share income (loss) before dividends and accretion on preferred stock:

Income (loss) before dividends and accretion on preferred stock                  $ 4,535     $(1,011)
                                                                                 -------     -------
                                                                                 -------     -------
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                                22,149      23,720
   Shares attributable to common stock equivalents outstanding                       662         415
                                                                                 -------     -------
                                                                                  22,811      24,135
                                                                                 -------     -------
                                                                                 -------     -------

Per share income (loss) before dividends and accretion on preferred stock        $  0.20     $ (0.04)
                                                                                 -------     -------
                                                                                 -------     -------
Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily redeemable preferred:                     $     -     $    (1)
                                                                                 -------     -------
                                                                                 -------     -------
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                                22,149      23,720
   Shares attributable to common stock equivalents outstanding                       662         415
                                                                                 -------     -------
                                                                                  22,811      24,135
                                                                                 -------     -------
                                                                                 -------     -------

Per share dividends and accretion on mandatorily redeemable preferred            $     -     $     -
                                                                                 -------     -------
                                                                                 -------     -------

Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                                     $ 4,535     $(1,012)
                                                                                 -------     -------
                                                                                 -------     -------
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding                                22,149      23,720
   Shares attributable to common stock equivalents outstanding                       662         415
                                                                                 -------     -------
                                                                                  22,811      24,135
                                                                                 -------     -------
                                                                                 -------     -------

Net income (loss) per share applicable to common stock                           $  0.20     $ (0.04)
                                                                                 -------     -------
                                                                                 -------     -------
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